SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2002

                                 CARESIDE, INC.
                 (Exact name of issuer as specified in charter)

DELAWARE                            001-15051           23-2863507
(State or Other Jurisdiction        Commission          (I.R.S. Employer
of Incorporation or Organization)   file number         Identification Number)

                              6100 Bristol Parkway
                              Culver City, CA 90230
                    (Address of principal executive offices)

                                 (310) 338-6767
              (Registrant's telephone number, including area code)

                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

On October 11, 2002, Careside Inc. (the "Company") and U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") (Case No. LA02-38985BB). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as "debtors-in-possession" pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Company has negotiated debtor-in-possession financing ("DIP") and filed a petition with the court on October 24, 2002 which requests court approval for up to $1.9 million DIP revolving credit facility, subject to the satisfaction of certain conditions precedent.

A copy of the press release announcing the Chapter 11 filing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference. A second press release announcing the DIP financing as Exhibit 99.2 is being released simultaneously with the filing of the Form 8-K and is also attached.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (c)     Exhibits.

                   Exhibit No.          Description of Exhibit
                   -----------          ----------------------
                   99.1                 Press Release dated October 18, 2002.
                   99.2                 Press Release dated October 25, 2002.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CARESIDE, INC.


Date: October 25, 2002                     By: /s/ W. Vickery Stoughton
                                                 ------------------------
                                              Name: W. Vickery Stoughton
                                              Title: Chief Executive Officer


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